Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Matt Garth	Monica Orbe
(212) 836-2674	(212) 836-2632
Matthew.Garth@alcoa.com	Monica.Orbe@alcoa.com

Alcoa Announces Plan for 1-for-3 Reverse Stock Split

•	Special meeting to be held October 5, 2016 to seek shareholder approval
•	Preliminary proxy statement filed with the U.S. Securities and Exchange Commission

New York, July 27, 2016 – Alcoa Inc. (NYSE:AA) announced today that it plans to undertake a reverse stock split of Alcoa’s common stock at a ratio of 1 for 3 and a proportionate reduction in the number of authorized shares of its common stock. The reverse stock split will reduce the number of Alcoa shares of common stock outstanding and is expected to increase the per share trading price of the common stock, which may improve liquidity and facilitate its trading.

Alcoa will hold a special shareholder meeting on October 5, 2016 to seek approval of the reverse stock split and authorized share count reduction. Approval of both requires the affirmative vote of a majority of votes cast by shareholders entitled to vote. Alcoa has filed a preliminary proxy statement regarding the special meeting with the U.S. Securities and Exchange Commission.

When the reverse stock split becomes effective, every three shares of Alcoa common stock will automatically be converted into one share of common stock. Alcoa does not anticipate issuing fractional shares as a result of the reverse stock split: shareholders entitled to receive fractional share(s) as a result of the reverse stock split will receive cash payments in lieu of such shares. If the reverse stock split is approved and implemented, the number of authorized shares of common stock of Alcoa would decrease from the current amount of 1,800,000,000 to 600,000,000.

The reverse stock split will not change the proportionate equity interests or voting rights of holders of common stock, subject to the treatment of fractional shares.

Holders of record of Alcoa common stock as of the close of business on August 3, 2016 will be entitled to notice of and to vote at the special meeting.

Alcoa intends to effect the reverse stock split and authorized share count reduction prior to the previously announced separation of the company. The reverse stock split is subject to market and other customary conditions, including shareholder approval. However, there are no assurances that the reverse stock split and authorized share count reduction will be completed, that it will result in an increased per share price or achieve its other intended effects. Alcoa reserves the right, at its discretion, to abandon the reverse stock split and authorized share count reduction at any time prior to filing the applicable articles of amendment in the Pennsylvania Department of State.

Important Information about the Reverse Stock Split Proposal

This communication may be deemed to be solicitation material in connection with the proposal to be submitted to Alcoa’s shareholders at its special meeting seeking approval to effect a reverse stock split and a reduction in the number of authorized shares of its common stock (the “Reverse Split Proposal”). In connection with the Reverse Split Proposal, Alcoa has filed a preliminary proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”). Shareholders are urged to read the preliminary proxy statement and all other relevant documents filed with the SEC when they become available, including the definitive proxy statement, because they will contain important information about the Reverse Split Proposal.

Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC when available at Alcoa’s website, www.alcoa.com. You also may read and copy any reports, statements and other information filed by Alcoa with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

Alcoa and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Alcoa’s shareholders in respect of the Reverse Split Proposal. Information about the directors and executive officers of Alcoa is set forth in Alcoa’s proxy statement for its 2016 Annual Meeting of Shareholders, which was filed with the SEC on March 24, 2016. Investors may obtain additional information regarding the interests of Alcoa and its directors and executive officers in the Reverse Split Proposal by reading the preliminary proxy statement and, when it becomes available, the definitive proxy statement relating to the special meeting.

Dissemination of Company Information

Alcoa intends to make future announcements regarding Company developments and financial performance through its website at www.alcoa.com.

About Alcoa

A global leader in lightweight metals technology, engineering and manufacturing, Alcoa innovates multi-material solutions that advance our world. Our technologies enhance transportation, from automotive and commercial transport to air and space travel, and improve industrial and consumer electronics products. We enable smart buildings, sustainable food and beverage packaging, high-performance defense vehicles across air, land and sea, deeper oil and gas drilling and more efficient power generation. We pioneered the aluminum industry over 125 years ago, and today, our approximately 57,000 people in 30 countries deliver value-add products made of titanium, nickel and aluminum, and produce best-in-class bauxite, alumina and primary aluminum products. For more information, visit www.alcoa.com, follow @Alcoa on Twitter at www.twitter.com/Alcoa and follow us on Facebook at www.facebook.com/Alcoa.

We have included the above website addresses only as inactive textual references and do not intend these to be active links to such websites. Information contained on such websites or that can be accessed through such websites does not constitute a part of this press release.

Forward-Looking Statements

This communication contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Alcoa’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements about the reverse stock split, authorized share count reduction and special meeting. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to, uncertainties as to the timing of the separation and whether it will be completed; the possibility that various closing conditions for the separation may not be satisfied; the possibility that shareholder approval for the reverse stock split and authorized share count reduction will not be obtained; the possibility that factors unrelated to the reverse stock split may impact the per share trading price of Alcoa’s common stock; and the other risk factors discussed in Alcoa’s Form 10-K for the year ended December 31, 2015, and other reports filed with the SEC. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.